UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2018

VECTRUS, INC.

(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Space Center Drive
Colorado Springs, CO 80915
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)

Ms. Susan L. Deagle, Senior Vice President and Chief Growth Officer, and Mr. Kevin A. Leonard, Senior Vice President, Facility and Logistics Services, of Vectrus, Inc. (the “Company”) were identified as two of the named executive officers for 2017 in the Company’s 2018 Proxy Statement filed with the Securities and Exchange Commission on April 3, 2018 in connection with the Company’s 2018 Annual Meeting of Shareholders. Therefore, the Company is filing this Current Report on Form 8-K pursuant to Item 5.02(e) to provide disclosure in connection with the compensatory arrangements with Ms. Deagle and Mr. Leonard.

Senior Vice President and Chief Growth Officer

On March 13, 2017, the Company and Ms. Deagle entered into an employment letter (the "Deagle Employment Letter") setting forth the terms and conditions of her employment as Senior Vice President and Chief Growth Officer of the Company. Ms. Deagle joined the Company on May 1, 2017. The material terms of the Deagle Employment Letter are set forth below.

1.	Compensation and Benefits.

a.	Annual Base Salary. Ms. Deagle’s initial base salary was $300,019.

b.
Cash Sign-on Payment. Ms. Deagle received a cash sign-on payment (for equity that she forfeited at her then-current employer) of $75,000, subject to repayment (net of taxes) if Ms. Deagle voluntarily terminates her employment within one year of her date of hire.

c.
2017 Target Annual Incentive. Ms. Deagle is eligible to participate in the Company’s Annual Incentive Plan with a target award of 50% of her annual base salary, starting in 2017. For 2017, the award was prorated based on the number of months worked in 2017.

d.
Long-Term Incentives. Ms. Deagle is eligible to participate in the Company's Long-Term Incentive Award Program, subject to approval of her awards by the Compensation and Personnel Committee (the “Compensation Committee”) of the Board of Directors. For 2017, she was recommended for a total target award of $250,000, comprised of 50% in the form of a cash target related to relative total shareholder return (subject to a three-year performance period beginning January 1, 2017 through December 31, 2019), 20% in non-qualified stock options and 30% in restricted stock units. The options and restricted stock units will vest in one-third installments on the first, second and third anniversaries of the grant date.

e.	Other Benefit Programs. Ms. Deagle is eligible to participate in the Company’s benefit plans that are applicable to other employees.

The foregoing description of the terms of the Deagle Employment Letter is not complete and is subject to and qualified in its entirety by the Deagle Employment Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Senior Vice President, Facility and Logistics Services

On March 9, 2017, the Company and Mr. Leonard entered into an employment letter (the "Leonard Employment Letter") setting forth the terms and conditions of his employment as Senior Vice President, Facility and Logistics Services of the Company. Mr. Leonard joined the Company on March 20, 2017. The material terms of the Leonard Employment Letter are set forth below.

1.	Compensation and Benefits.

a.	Annual Base Salary. Mr. Leonard’s initial base salary was $290,014.

b.	Cash Sign-on Payment. Mr. Leonard was eligible for, but was not paid, a cash sign-on payment of $10,000.

c.
2017 Target Annual Incentive. Mr. Leonard is eligible to participate in the Company’s Annual Incentive Plan with a target award of 50% of his annual base salary, starting in 2017. For 2017, the award was prorated based on the number of months worked in 2017.

d.
Long-Term Incentives. Mr. Leonard is eligible to participate in the Company's Long-Term Incentive Award Program, subject to approval of his awards by the Compensation Committee. For 2017, he was recommended for a total target award of $250,000, comprised of 50% in the form of a cash target related to relative total shareholder return (subject to a three-year performance period beginning January 1, 2017 through December

31, 2019), 20% in non-qualified stock options and 30% in restricted stock units. The options and restricted stock units will vest in one third-installments on the first, second and third anniversaries of the grant date.

e.
Relocation Benefits. Mr. Leonard was eligible for relocation benefits, pursuant to Company practice. These benefits include (i) one-month of settling in allowance equal to one month of base salary, grossed up for tax purposes, (ii) one house hunting trip for him and his spouse, including economy airfare, hotel, rental car and per diem, (iii) temporary accommodations for up to 90 days, including rental car and per diem for him and his spouse, and (a) economy airfare for him and his approved family to Colorado Springs, Colorado or (b) mileage and per diem, including lodging for him and his spouse to drive to Colorado Springs, Colorado, (iv) packing, shipping and unpacking of household goods and reimbursement for mileage, hotel, and per diem associated with driving one or more vehicles to Colorado Springs, Colorado, and (v) reimbursement for reasonable and customary closing costs and brokerage fees (limited to 6% of the sale price) on the sale of his home, grossed up for tax purposes.

f.	Other Benefit Programs. Mr. Leonard is eligible to participate in the Company’s benefit plans that are applicable to other employees.

The foregoing description of the terms of the Leonard Employment Letter is not complete and is subject to and qualified in its entirety by the Leonard Employment Letter, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Mr. Leonard did not relocate to Colorado Springs. Subsequently, the Compensation Committee approved a housing allowance for Mr. Leonard of $1,300 per month, commencing in October, 2017.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Deagle Employment Letter, dated March 13, 2017, between Vectrus, Inc. and Susan L. Deagle
10.2	Leonard Employment Letter, dated March 9, 2017, between Vectrus, Inc. and Kevin A. Leonard

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2018	VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Assistant Secretary